UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K/A
                                AMENDMENT NO. 1


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 8, 2004


                             Headwaters Incorporated
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                        0-27808                  87-0547337
-----------------------------      --------------        -----------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              File Number)         Identification Number)


      10653 South River Front Parkway, Suite 300
                    South Jordan, UT                          84095
      -------------------------------------------          ------------
      (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (801) 984-9400

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this amendment is to replace in its entirety exhibit 10.89 previously filed and to add additional information to footnotes 2 and 3 to the Pro Forma Condensed Combined Financial Information.

Item 9.01: Financial Statements and Exhibits.

         (a) The following consolidated financial statements of Tapco Holdings, Inc. are included herein (all previously filed):

                  Report of Independent Auditors
                  Consolidated Balance Sheets as of October 31, 2002 and 2003
                    and Unaudited as of July 31, 2004
                  Consolidated Statements of Income for the Years Ended
                    October 31, 2001, 2002 and 2003 and Unaudited Nine Months Ended July 31, 2003 and 2004
                  Consolidated Statements of Cash Flows for the Years Ended
                    October 31, 2001, 2002 and 2003 and Unaudited Nine Months Ended July 31, 2003 and 2004
                  Consolidated Statements of Stockholders' Equity (Deficit) and
                    Comprehensive Income (Loss) for the Years Ended October
                    31, 2001, 2002 and 2003 and Unaudited Nine Months Ended July 31, 2004
                  Notes to Consolidated Financial Statements

         (b) The following unaudited pro forma financial information for Headwaters Incorporated is included herein:

                  Introduction to Pro Forma Financial Information
                  Pro Forma Condensed Combined Balance Sheet as of June 30, 2004 Pro Forma Condensed Combined Statement of Income for the Year
                    Ended September 30, 2003
                  Pro Forma Condensed Combined Statement of Income for the Nine
                    Months Ended June 30, 2004
                  Notes to Pro Forma Condensed Combined Financial Information

         (c) Exhibits.

                  Exhibit 10.89: Agreement and Plan of Merger by and among Headwaters Incorporated, Headwaters T Acquisition Corp., and Tapco Holdings, Inc., dated as of September 8, 2004

                  Exhibit 99.1: Press Release dated September 8, 2004 (previously filed).

                  Exhibit 99.2: Press Release dated September 9, 2004 (previously filed).

                             HEADWATERS INCORPORATED
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION
                     (dollar and share amounts in thousands)


Eldorado Stone
--------------

On June 2, 2004, Headwaters acquired 100% of the ownership interests of Eldorado Stone LLC ("Eldorado") and paid off all of Eldorado's outstanding debt. Eldorado is based in San Marcos, California and is a leading manufacturer of architectural manufactured stone. With over 1,600 distributors, Eldorado provides Headwaters with a national platform for expanded marketing of "green" building products, such as mortar and stucco made with reclaimed fly ash from coal combustion. Headwaters expects Eldorado, which is included in its construction materials segment, to provide critical mass and improved margins in Headwaters' efforts to expand the use of fly ash in building products.

At the closing of the Eldorado acquisition, Headwaters paid consideration consisting of cash payments to the owners of Eldorado of approximately $137.0 million and cash payments of approximately $69.6 million to retire Eldorado debt and related accrued interest, for an aggregate purchase price of $206.6 million, which together with estimated expenses incurred by Headwaters to consummate the Eldorado acquisition of approximately $3.8 million, constitutes total consideration of approximately $210.4 million. Eldorado's results of operations have been included in Headwaters' consolidated statement of income since June 2, 2004.

In connection with the Eldorado acquisition, Headwaters issued $172,500 of new convertible senior subordinated debt and also borrowed funds under its senior secured revolving credit arrangement and an arrangement with an investment company, the latter two of which were repaid prior to June 30, 2004.

Tapco
-----

On September 8, 2004, Headwaters acquired 100% of the ownership interests of Tapco Holdings, Inc. ("Tapco") and paid off all of Tapco's outstanding debt. Tapco is headquartered in Wixom, Michigan and is a leading designer, manufacturer and marketer of specialty building products and professional tools used in exterior residential home improvement and construction throughout the United States and Canada. Headwaters expects the Tapco acquisition to further diversify Headwaters' cash flow stream away from its historical reliance on alternative energy. Tapco brings economy of scale and manufacturing expertise that results in some of the lowest manufacturing costs in the siding accessory industry, which is expected to improve margins in Headwaters' construction materials segment. Headwaters may also be able to leverage Tapco's distribution networks to accelerate sales of Headwaters' diverse construction materials product portfolio.

At the closing of the Tapco acquisition, Headwaters paid consideration consisting of cash payments to the owners of Tapco of approximately $415,000 and cash payments of approximately $300,000 to retire Tapco debt, preferred stock and related accrued interest, for an aggregate purchase price of $715,000 which, together with estimated expenses incurred by Headwaters to consummate the Tapco acquisition of approximately $8,500, constitutes total consideration of approximately $723,500.

                             HEADWATERS INCORPORATED
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION
                     (dollar and share amounts in thousands)

In order to obtain the cash necessary to acquire Tapco, retire the Tapco debt and preferred stock, and repay Headwaters' existing senior debt, the pro forma financial information reflects the issuance by Headwaters of $790,000 of debt consisting of $640,000 of senior secured debt under a first lien with a six and one-half-year term and a floating interest rate (assumed interest rate of 4.45%), and $150,000 of senior secured debt under a second lien with an eight-year term and a floating interest rate (assumed interest rate of 7.7%).

Pro Forma Condensed Combined Financial Statements
-------------------------------------------------

The pro forma condensed combined balance sheet gives effect to the Tapco acquisition as if it had been completed as of June 30, 2004 and combines the historical June 30, 2004 balance sheet for Headwaters with the historical July 31, 2004 balance sheet for Tapco. Eldorado's balance sheet is included within Headwaters' June 30, 2004 historical balance sheet. The pro forma condensed combined statements of income for the year ended September 30, 2003 and the nine months ended June 30, 2004 give effect to both acquisitions as if they had occurred on October 1, 2002.

The pro forma condensed combined statement of income for the year ended September 30, 2003 combines Headwaters' historical results for the fiscal year ended September 30, 2003 with Eldorado's historical results for the fiscal year ended December 31, 2003 and with Tapco's historical results for the fiscal year ended October 31, 2003. The pro forma condensed combined statement of income for the nine months ended June 30, 2004 combines Headwaters' historical results, which include Eldorado's results for June 2004, with Eldorado's historical results for the eight-month period ended May 31, 2004 and with Tapco's historical results for the nine-month period ended July 31, 2004. Accordingly, Eldorado's historical results for the three-month period from October 1, 2003 to December 31, 2003 are included in both the pro forma condensed combined statement of income for the year ended September 30, 2003 and the pro forma condensed combined statement of income for the nine months ended June 30, 2004. Eldorado revenues and net income for the three-month period ended December 31, 2003 which were included in both of these periods were $28,173 and $894, respectively.

The pro forma condensed combined information is presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations and financial position that actually would have resulted had the acquisitions occurred on the dates indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K.

                                                     HEADWATERS INCORPORATED
                                      UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                       as of June 30, 2004


                                                                        Historical
                                                           ----------------------------------      Pro Forma          Pro Forma
(thousands of dollars)                                          Headwaters         Tapco          Adjustments         Combined
---------------------------------------------------------------------------------------------------------------------------------
                                                              June 30, 2004     July 31, 2004
ASSETS

Current assets:
      Cash and cash equivalents                                 $   10,723       $      259       $  790,000   A
                                                                                                    (415,723)  B
                                                                                                    (299,277)  C
                                                                                                      (8,500)  D
                                                                                                     (17,000)  E
                                                                                                     (48,750)  F     $    11,732
      Short-term trading investments                                23,635                                                23,635
      Trade receivables, net                                        75,247           44,995                              120,242
      Inventories                                                   26,175           19,313                               45,488
      Other current assets                                          15,394            2,366                               17,760
                                                          ---------------------------------------------------     ---------------
           Total current assets                                    151,174           66,933              750             218,857
                                                          ---------------------------------------------------     ---------------

Property, plant and equipment, net                                  86,693           61,517                              148,210
                                                          ---------------------------------------------------     ---------------

Other assets:
      Intangible assets, net of accumulated amortization           127,375            9,355           (9,355)  G
                                                                                                     185,500   H         312,875
      Goodwill                                                     280,656           50,895          (50,895)  I
                                                                                                     518,107   J         798,763
      Debt issue costs and other assets                              9,667            4,280           (4,124)  K
                                                                                                      17,000   L          26,823
                                                          ---------------------------------------------------     ---------------
           Total other assets                                      417,698           64,530          656,233           1,138,461
                                                          ---------------------------------------------------     ---------------

           Total assets                                         $  655,565       $  192,980       $  656,983         $ 1,505,528
                                                          ===================================================     ===============


(continued)

                                                     See accompanying notes.

                                                     HEADWATERS INCORPORATED
                                 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET, continued
                                                       as of June 30, 2004

                                                                        Historical
                                                           ----------------------------------      Pro Forma          Pro Forma
(thousands of dollars)                                          Headwaters         Tapco          Adjustments         Combined
---------------------------------------------------------------------------------------------------------------------------------
                                                              June 30, 2004     July 31, 2004
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                          $   21,410       $   14,518                          $    35,928
      Accrued personnel costs                                       14,770            4,702                               19,472
      Income taxes                                                  15,672            3,274                               18,946
      Other accrued liabilities                                     24,069           24,899       $  (18,580)  M          30,388
      Current portion of long-term debt                             10,299           20,723          (20,657)  N
                                                                                                      (5,000)  O
                                                                                                       6,400   P          11,765
      Current portion of unamortized non-refundable
        license fees                                                 9,559                                                 9,559
                                                                ---------------------------------------------       -------------
           Total current liabilities                                95,779           68,116          (37,837)            126,058
                                                                ---------------------------------------------       -------------

Long-term liabilities:
      Long-term debt                                               219,282          229,228         (229,097)  Q

                                                                                                     (43,750)  R
                                                                                                     633,600   S
                                                                                                     150,000   T         959,263
      Deferred income taxes                                         49,237           10,870           68,697   U         128,804
      Unamortized non-refundable license fees and
        other long-term liabilities                                  5,189            6,579
                                                                                                      (6,443)  V           5,325
                                                                ---------------------------------------------       -------------
           Total long-term liabilities                             273,708          246,677          573,007           1,093,392
                                                                ---------------------------------------------       -------------
           Total liabilities                                       369,487          314,793          535,170           1,219,450
                                                                ---------------------------------------------       -------------

Preferred stock                                                                      24,500          (24,500)  W               -

Stockholders' equity (deficit):
      Common stock                                                      34            2,530           (2,530)  X              34
      Capital in excess of par value                               233,102           89,097          (89,097)  Y         233,102
      Retained earnings (accumulated deficit)                       56,992         (237,818)         237,818   Z          56,992
      Treasury stock, at cost                                       (2,637)                                               (2,637)
      Other                                                         (1,413)            (122)             122   AA         (1,413)
                                                                ---------------------------------------------       -------------
           Total stockholders' equity (deficit)                    286,078         (146,313)         146,313             286,078
                                                                ---------------------------------------------       -------------
           Total liabilities, preferred stock and stockholders'
             equity (deficit)                                   $  655,565       $  192,980       $  656,983         $ 1,505,528
                                                                =============================================       =============


                                                     See accompanying notes.

                                                     HEADWATERS INCORPORATED
                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                              For the year ended September 30, 2003


                                                                       Historical
(thousands of dollars and shares,                     --------------------------------------------  Pro Forma        Pro Forma
except per share amounts)                                Headwaters      Eldorado         Tapco     Adjustments      Combined
----------------------------------------------------------------------------------------------------------------------------------
                                                        (Year ended    (Year ended    (Year ended
                                                       Sep. 30, 2003) Dec. 31, 2003) Oct. 31, 2003)
Revenue:
      Sales of chemical reagents                        $  128,375                                                  $  128,375
      License fees                                          35,726                                                      35,726
      Coal combustion products revenues                    169,938                                                     169,938
      Sales of construction materials                       49,350     $  103,659      $  212,816                      365,825
      Other revenues                                         4,241                                                       4,241
                                                       --------------------------------------------------------     -----------
          Total revenue                                    387,630        103,659         212,816                      704,105
                                                       --------------------------------------------------------     -----------
Operating costs and expenses:
      Cost of chemical reagents sold                        87,386                                                      87,386
      Cost of coal combustion products revenues            123,146                                                     123,146
      Cost of construction materials sold                   37,689         72,060         126,729                      236,478
      Cost of other revenues                                 3,919                                                       3,919
      Depreciation and amortization                         12,982          6,526           1,870   $   (5,881) BB
                                                                                                         2,285  CC
                                                                                                          (570) DD
                                                                                                        14,183  EE      31,395
      Research and development                               4,674                                                       4,674
      Selling, general and administrative                   40,715         17,059          32,785                       90,559
                                                       --------------------------------------------------------     -----------
          Total operating costs and expenses               310,511         95,645         161,384       10,017         577,557
                                                       --------------------------------------------------------     -----------
Operating income                                            77,119          8,014          51,432      (10,017)        126,548
                                                       --------------------------------------------------------     -----------

Other income (expense):
      Interest and net investment income                       310                             81                          391
      Interest expense                                     (15,687)        (5,349)        (30,456)       4,765  FF
                                                                                                           584  GG
                                                                                                          (886) HH
                                                                                                        (1,483) II
                                                                                                        (4,959) JJ
                                                                                                        29,162  KK
                                                                                                         1,294  LL
                                                                                                        (2,598) MM
                                                                                                       (28,481) NN
                                                                                                         1,638  OO
                                                                                                       (11,550) PP
                                                                                                          (375) QQ     (64,381)
      Losses on notes receivable and investments            (2,436)                                                     (2,436)
      Other, net                                               775                           (273)                         502
                                                       --------------------------------------------------------     -----------
          Total other expense, net                         (17,038)        (5,349)        (30,648)     (12,889)        (65,924)
                                                       --------------------------------------------------------     -----------
Income before income taxes                                  60,081          2,665          20,784      (22,906)         60,624
      Income tax provision                                 (23,450)                        (7,042)       6,830  RR     (23,662)
                                                       --------------------------------------------------------     -----------
Net income                                              $   36,631     $    2,665      $   13,742   $  (16,076)     $   36,962
                                                       ========================================================     ===========

                                                        $     1.35                                                  $     1.36
                                                       ============                                                 ===========
                                                        $     1.30                                                  $     1.31
                                                       ============                                                 ===========
Basic earnings per common share
Diluted earnings per common share

Weighted-average shares outstanding:
      Basic                                                 27,083                                                      27,083
                                                       ============                                                 ===========
      Diluted                                               28,195                                                      28,195
                                                       ============                                                 ===========


                                                             See accompanying notes.

                                                             HEADWATERS INCORPORATED
                                           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                                    For the nine months ended June 30, 2004


                                                                        Historical
(thousands of dollars and shares,                    ---------------------------------------------   Pro Forma       Pro Forma
except per share amount)                               Headwaters(1)   Eldorado(2)       Tapco(3)   Adjustments      Combined
---------------------------------------------------------------------------------------------------------------------------------
Revenue:
     Sales of chemical reagents                         $   98,393                                                  $   98,393
     License fees                                           59,276                                                      59,276
     Coal combustion products revenues                     143,363                                                     143,363
     Sales of construction materials                        49,961     $   78,491      $  171,339                      299,791
     Other revenues                                          4,315                                                       4,315
                                                      ---------------------------------------------------------    ------------
          Total revenue                                    355,308         78,491         171,339                      605,138
                                                      ---------------------------------------------------------    ------------
Operating costs and expenses:
     Cost of chemical reagents sold                         66,804                                                      66,804
     Cost of coal combustion products revenues             102,835                                                     102,835
     Cost of construction materials sold                    38,921         54,352          94,979                      188,252
     Cost of other revenues                                    362                                                         362
     Depreciation and amortization                          11,056          4,484           1,628       (4,051) BB
                                                                                                         1,523  CC
                                                                                                          (597) DD
                                                                                                        10,637  EE      24,680
     Research and development                                5,135                                                       5,135
     Selling, general and administrative                    42,340         14,006          26,663                       83,009
                                                      ---------------------------------------------------------    ------------
          Total operating costs and expenses               267,453         72,842         123,270        7,512         471,077
                                                      ---------------------------------------------------------    ------------
Operating income                                            87,855          5,649          48,069       (7,512)        134,061
                                                      ---------------------------------------------------------    ------------

Other income (expense):
     Interest and net investment income                        380                              3                          383
     Interest expense                                      (12,633)        (3,641)        (19,499)       3,252  FF
                                                                                                           389  GG
                                                                                                          (590) HH
                                                                                                          (989) II
                                                                                                        (3,306) JJ
                                                                                                        18,575  KK
                                                                                                           924  LL
                                                                                                        (1,949) MM
                                                                                                       (21,360) NN
                                                                                                         1,229  OO
                                                                                                        (8,663) PP
                                                                                                          (281) QQ     (48,542)
     Losses on notes receivable                             (1,038)                                                     (1,038)
     Other, net                                             (1,080)             -             100                         (980)
                                                      ---------------------------------------------------------    ------------
          Total other expense, net                         (14,371)        (3,641)        (19,396)     (12,769)        (50,177)
                                                      ---------------------------------------------------------    ------------
Income before income taxes                                  73,484          2,008          28,673      (20,281)         83,884
     Income tax provision                                  (28,705)                       (10,601)       6,545  RR     (32,761)
                                                      ---------------------------------------------------------    ------------
Net income                                              $   44,779     $    2,008      $   18,072   $  (13,736)     $   51,123
                                                      =========================================================    ============

Basic earnings per common share                         $     1.43                                                  $     1.63
                                                      =============                                                ============
Diluted earnings per common share                       $     1.38                                                  $     1.57
                                                      =============                                                ============

Weighted-average shares outstanding:
     Basic                                                  31,287                                                      31,287
                                                      =============                                                ============
     Diluted                                                32,501                                                      32,501
                                                      =============                                                ============


                                                     See accompanying notes.


(1) Includes Eldorado's results of operations for June 2004
(2) Includes Eldorado's results of operations for the eight-month period ended
    May 31, 2004
(3) Represents Tapco's results of operations for the nine-month period ended
    July 31, 2004


                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
                     (dollar and share amounts in thousands)

1.       Basis of Presentation

The pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2.       Acquisition of Eldorado Stone LLC

On June 2, 2004, Headwaters acquired 100% of the ownership interests of Eldorado Stone LLC ("Eldorado") and paid off all of Eldorado's outstanding debt. Eldorado is based in San Marcos, California and is a leading manufacturer of architectural manufactured stone. With over 1,600 distributors, Eldorado provides Headwaters with a national platform for expanded marketing of "green" building products, such as mortar and stucco made with reclaimed fly ash from coal combustion. Headwaters expects Eldorado, which is included in its construction materials segment, to provide critical mass and improved margins in Headwaters' efforts to expand the use of fly ash in building products. Eldorado's results of operations have been included in Headwaters' consolidated statement of income since June 2, 2004.

In connection with the Eldorado acquisition, Headwaters issued $172,500 of new convertible senior subordinated debt and also borrowed funds under its senior secured revolving credit arrangement and an arrangement with an investment company, the latter two of which were repaid prior to June 30, 2004.

The following table sets forth the total consideration paid for Eldorado:

Cash paid to Eldorado owners                                       $   136,982
Cash paid to retire Eldorado debt and related accrued interest          69,650
Costs directly related to acquisition                                    3,800
                                                                   -----------
      Total consideration at closing                               $   210,432
                                                                   ===========

The Eldorado acquisition was accounted for using the purchase method of accounting. The consideration Headwaters paid for Eldorado was negotiated at arms length and assets acquired and liabilities assumed were recorded at their estimated fair values as of June 2, 2004. Eldorado has experienced significant growth over the last two years. Eldorado sells its products through an extensive distribution network. In addition, Eldorado employs a group of talented artists who create the molds used to produce the manufactured stone product. The quality of these molds adds significant value to the end product. Eldorado's manufacturing process, market presence and the quality of its product, including product design and product breadth, are major elements contributing to Eldorado's high value and related purchase price. These items, combined with Eldorado's high growth and extensive distribution network are not separable and, accordingly, contribute to a significant amount of goodwill. Approximately $8,153 of the purchase price was allocated to identifiable intangible assets, consisting of non-compete agreements, trade names and trademarks and franchise contracts with existing franchisees. The intangible assets are being amortized over estimated useful lives ranging from three to ten years. The remaining purchase price not attributable to the tangible and identifiable intangible assets was allocated to goodwill, most of which is expected to be tax deductible. All of the intangible assets and goodwill have been allocated to Headwaters' construction materials segment.

Headwaters adjusted the preliminary purchase price allocation from what was reflected in its Form 8-K filed on May 25, 2004 based on additional information in more recent valuation reports and additional consideration paid, due primarily to working capital adjustments at closing. The following table sets forth the most recent and the preliminary allocations of the total consideration to the tangible and intangible assets acquired and liabilities assumed:

                                                              Most Recent      Preliminary
                                                              -----------      -----------
Tangible assets acquired, net of liabilities assumed           $  41,358        $  41,643
Intangible assets acquired (useful life):
   Franchise contracts with existing franchisees (10 years)          814            2,000
   Trademarks and trade names (5 years)                            1,087            1,000
   Non-compete agreements (3 years)                                6,252            7,000
   Goodwill (indefinite)                                         160,921          154,357
                                                               ---------        ---------
      Total consideration at closing                           $ 210,432        $ 206,000
                                                               =========        =========

The final purchase price and the allocation thereof will likely differ from that reflected above after final fixed asset and intangible asset valuation reports are received, and a detailed review of all assets and liabilities, including income taxes and potential adjustments to the working capital acquired at closing, has been completed. Pre-acquisition contingencies, which are not material, are included in the value of liabilities assumed as of June 2, 2004 and any change from the recorded amounts is expected to be immaterial. The final purchase price allocation is expected to be completed by March 31, 2005. Any changes to the purchase price allocation are not expected to materially increase or decrease depreciation and amortization expense, but may have a material effect on the amount of recorded goodwill.

3.       Acquisition of Tapco Holdings, Inc.

On September 8, 2004, Headwaters acquired 100% of the ownership interests of Tapco Holdings, Inc. ("Tapco") and paid off all of Tapco's outstanding debt. Tapco is headquartered in Wixom, Michigan and is a leading designer, manufacturer and marketer of specialty building products and professional tools used in exterior residential home improvement and construction throughout the United States and Canada. Headwaters expects the Tapco acquisition to further diversify Headwaters' cash flow stream away from its historical reliance on alternative energy. Tapco brings economy of scale and manufacturing expertise that results in some of the lowest manufacturing costs in the siding accessory industry, which is expected to improve margins in Headwaters' construction materials segment. Headwaters may also be able to leverage Tapco's distribution networks to accelerate sales of Headwaters' diverse construction materials product portfolio. Tapco's results of operations will be included in Headwaters' consolidated statement of income beginning September 8, 2004.

The following table sets forth the estimated consideration to be paid to acquire
Tapco:

Cash paid to Tapco stockholders                              $      415,723
Cash paid to retire Tapco debt, preferred stock and
  related accrued interest                                          299,277
Estimated costs directly related to acquisition                       8,500
                                                             --------------
      Total consideration                                    $      723,500
                                                             ==============

In order to obtain the cash necessary to acquire Tapco, retire the Tapco debt and preferred stock, and repay Headwaters' existing senior debt, the pro forma financial information reflects the issuance by Headwaters of $790,000 of debt consisting of $640,000 of senior secured debt under a first lien with a six and one-half-year term and a floating interest rate (assumed interest rate of LIBOR plus 2.75%, or 4.45%), and $150,000 of senior secured debt under a second lien with an eight-year term and a floating interest rate (assumed interest rate of LIBOR plus 6.00%, or 7.7%).

The senior secured first lien credit arrangement also includes a $75,000 revolver available to Headwaters which carries a 0.5% commitment fee on unused amounts and a floating interest rate of LIBOR plus 2.75%. Headwaters expects to incur approximately $17,000 of debt issuance costs in connection with the issuance of the new senior debt, which has an assumed weighted-average effective interest rate of approximately 5.1%, excluding amortization of the debt issuance costs and the commitment fee on the unused portion of the revolver.


The consideration Headwaters paid for Tapco was negotiated at arms length and assets acquired and liabilities assumed will be recorded at their estimated fair values as of September 8, 2004. Tapco has a leading market share in most of its product lines with some lines having a market share greater than 75%. Tapco has the ability to deliver its products within a few days of receiving the order which is appealing to architects, contractors and end users of the product. Tapco also offers wide-ranging product choices delivered through an extensive distribution network throughout the United States. Tapco's products, manufacturing process and distributors are currently substantially different than those utilized by Headwaters' other business units and a substantial amount of sales relate to the remodeling industry. As such, Tapco may further mitigate the cyclical nature of Headwaters' construction materials business in the future. Tapco's primary value is due to its significant market presence and manufacturing efficiencies. These values are largely the result of Tapco's manufacturing and distribution capacities, product breadth and workforce which are not separable and, accordingly, contribute to a significant amount of goodwill.

In accordance with SFAS No. 141, approximately $185,500 of the estimated purchase price was allocated to estimated identifiable intangible assets consisting of customer relationships, trade names, patents and non-compete agreements. The estimated intangible assets have estimated average useful lives ranging from 2 to 20 years, with an estimated weighted average life of approximately 13 years. The remaining purchase price not attributable to the tangible and identifiable intangible assets will be allocated to goodwill, which is not expected to be tax deductible. All of the intangible assets and goodwill will be allocated to Headwaters' construction materials segment.


The following table sets forth a preliminary allocation of the total estimated consideration to the tangible and intangible assets acquired and liabilities assumed:

Preliminary purchase price allocation:
   Tangible assets acquired, net of liabilities assumed         $       19,893
   Intangible assets acquired, estimated (useful life):
      Customer relationships (15 years)                                 80,000
      Trade names (20 years)                                            62,000
      Patents (10 years)                                                40,000
      Non-compete agreements (2 years)                                   3,500
      Goodwill (indefinite)                                            518,107
                                                                --------------
         Total consideration at closing                         $      723,500
                                                                ==============

The final purchase price and the allocation thereof will differ from that reflected above after final fixed asset and intangible asset valuation reports are received and a detailed review of all assets and liabilities, including income taxes, has been completed. The final purchase price allocation is expected to be completed by June 30, 2005. The final purchase price allocation may materially increase or decrease depreciation and amortization expense from the estimated amounts reflected in the pro forma information and may have a material effect on the amount of recorded goodwill.

4.       Pro Forma Financial Statements and Adjustments

The pro forma condensed combined balance sheet gives effect to the Tapco acquisition as if it had been completed as of June 30, 2004 and combines the historical June 30, 2004 balance sheet for Headwaters with the historical July 31, 2004 balance sheet for Tapco. Eldorado's balance sheet is included within Headwaters' June 30, 2004 historical balance sheet. The pro forma condensed combined statements of income for the year ended September 30, 2003 and the nine months ended June 30, 2004 give effect to both acquisitions as if they had occurred on October 1, 2002.

The pro forma condensed combined statement of income for the year ended September 30, 2003 combines Headwaters' historical results for the fiscal year ended September 30, 2003 with Eldorado's historical results for the fiscal year ended December 31, 2003 and with Tapco's historical results for the fiscal year ended October 31, 2003. The pro forma condensed combined statement of income for the nine months ended June 30, 2004 combines Headwaters' historical results, which include Eldorado's results for June 2004, with Eldorado's historical results for the eight-month period ended May 31, 2004 and with Tapco's historical results for the nine-month period ended July 31, 2004. Accordingly, Eldorado's historical results for the three-month period from October 1, 2003 to December 31, 2003 are included in both the pro forma condensed combined statement of income for the year ended September 30, 2003 and the pro forma condensed combined statement of income for the nine months ended June 30, 2004. Eldorado revenues and net income for the three-month period ended December 31, 2003 which were included in both of these periods were $28,173 and $894, respectively.

The pro forma condensed combined information is presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations and financial position that actually would have resulted had the acquisitions occurred on the dates indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K.

The pro forma condensed combined financial statements give effect to the following pro forma adjustments:

         A Cash proceeds from new issuances of long-term debt by Headwaters, the proceeds of which were used to pay for the Tapco acquisition and to retire Headwaters' pre-existing senior debt.

         B        Cash paid at closing to previous Tapco owners.

         C Cash paid at closing to retire Tapco debt, preferred stock and related accrued interest.

         D Cash to be paid for estimated expenses incurred by Headwaters for the Tapco acquisition.

         E Cash to be paid for estimated debt issuance costs related to the senior debt of $790,000 borrowed for the acquisition.

         F        Cash paid to retire Headwaters' existing senior debt.

         G        Elimination of Tapco's historical intangible assets.

         H Adjustment to record new intangible assets, primarily customer relationships, trade names, patents and non-compete agreements.

         I        Elimination of Tapco's historical goodwill.

         J Adjustment to record new goodwill, based on estimated fair values of Tapco assets acquired and liabilities assumed.

         K        Elimination of Tapco's historical debt issuance costs.

         L Capitalization of estimated debt issuance costs related to issuance of new senior debt for $790,000.

         M        Payment of current portion of Tapco's accrued interest.

         N        Payment of current portion of Tapco's long-term debt.

         O Payment of current portion of Headwaters' pre-existing senior debt.

         P Current portion of $640,000 senior debt, under a 1st lien, borrowed for the Tapco acquisition.

         Q        Payment of Tapco's long-term debt.

         R Payment of long-term portion of Headwaters' pre-existing senior debt.

         S Long-term portion of $640,000 senior debt, under a 1st lien, borrowed for the Tapco acquisition.

         T Long-term portion of $150,000 senior debt, under a 2nd lien, borrowed for the Tapco acquisition.

         U Adjustment to record deferred income taxes, on increased value of Tapco's intangible assets.

         V        Payment of long-term portion of Tapco's accrued interest

         W        Redemption of Tapco's preferred stock.

         X        Elimination of Tapco's historical common stock value.

         Y Elimination of Tapco's historical capital in excess of par value.

         Z        Elimination of Tapco's historical accumulated deficit.

         AA       Elimination of Tapco's historical other equity.

         BB Elimination of Eldorado's historical amortization of intangible assets.

         CC Adjustment to amortize Eldorado's new intangible assets, $8,153, over an average life of 43 months. New intangible assets primarily include non-compete agreements, trademarks and trade names and franchise contracts with existing franchisees.

         DD Elimination of Tapco's historical amortization of intangible assets.

         EE Adjustment to amortize Tapco's new intangibles, currently estimated to be approximately $185,500 over an average life of 13 years. New intangibles primarily include customer relationships, trade names, patents and non-compete agreements.

         FF Elimination of Eldorado's interest on pre-acquisition debt retired by Headwaters at closing.

         GG Elimination of Eldorado's historical amortization of deferred financing costs.

         HH Adjustment to record interest for amortization of new debt issuance costs of $6,200 on issuance of $172,500 of convertible senior subordinated debt issued for the Eldorado acquisition, using an effective seven-year life.

         II Adjustment to record interest on $44,000 of long-term senior debt, issued in connection with the Eldorado acquisition, using a 3.36% effective interest rate. The effect of a 1/8% change in the effective interest rate would be approximately $55.2 per year.

         JJ Adjustment to record interest on new $172,500 long-term convertible senior subordinated debt, issued in connection with the Eldorado acquisition, using a 2.875% effective interest rate.

         KK Elimination of Tapco's interest on pre-acquisition debt retired by Headwaters at closing.

         LL Elimination of Tapco's historical amortization of deferred financing costs.

         MM Adjustment to record interest for amortization of new debt issuance costs of $17,000 related to issuance of debt for the Tapco acquisition as follows: 1) $75 million revolving line of credit (unused as of date of acquisition), 2) $640 million of senior debt under a 1st lien and, 3) $150 million of senior debt under a 2nd lien. The debt issuance costs are amortized using a weighted-average six and one-half year life.

         NN Adjustment to record interest on new $640 million long-term senior debt, issued for the Tapco acquisition, under a 1st lien, using a LIBOR plus 2.75%, or 4.45%, effective interest rate. The effect of a 1/8% change in the effective interest rate would be approximately $800 per year.

         OO Elimination of interest from repayment of Headwaters $48,750 senior debt with a 3.36% interest rate at June 30, 2004.

         PP Adjustment to record interest on new $150 million long-term senior debt, issued for the Tapco acquisition, under a 2nd lien, using a LIBOR plus 6.0%, or 7.70%, effective interest rate. The effect of a 1/8% change in the effective interest rate would be approximately $187.5 per year.

         QQ Adjustment to record interest for $75 million revolving line of credit commitment fee, for new revolver facility issued in connection with the new senior debt.

         RR Combined income tax effect of Eldorado's and Tapco's historical net income plus the profit and loss-related pro forma adjustments, calculated using a combined effective federal and state income tax rate of approximately 39%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 13, 2004                         HEADWATERS INCORPORATED
                                               (Registrant)


                                               By  /s/ Kirk A. Benson
                                                  ------------------------------
                                                  Kirk A. Benson
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)